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                                                               EXHIBIT 10.26


                             NATURAL WONDERS, INC.
                             EMPLOYMENT AGREEMENT

This Employment Agreement is made and entered into by and between Natural Wonders, Inc. (the "Company") and Michael Sontag as of September 23, 1996.

1. POSITION AND DUTIES: Michael Sontag shall be employed by the Company as its Sr. VP, GMM reporting to Kathie Chatfield, President, CEO , effective on October 14, 1996 (the "Commencement Date").

As Sr. VP, GMM, Michael Sontag agrees to devote his full business time, energy and skill to his duties at the Company. These duties shall include, but not be limited to, any duties consistent with his position which may be assigned to Michael Sontag from time to time by the President, CEO.

2. TERM OF EMPLOYMENT: Michael Sontag's employment with the Company pursuant to this Agreement is for no specified term, and may be terminated by Michael Sontag, or the Company at any time with or without cause, upon the termination of Mr. Michael Sontag employment, neither he nor the Company shall have any further obligation or liability to the other, except as set forth in paragraphs 4, 5, 6 and 7 below.

3. COMPENSATION: Michael Sontag shall be compensated by the company for his services as follows:

     (a) SALARY: Michael Sontag shall be paid a monthly salary of $20,833.33 ($250,000 on an annualized basis), subject to applicable withholding, in accordance with the Company's normal payroll procedures. Such salary shall be reviewed annually and may be increased as determined appropriate by the President, CEO and Board of Directors. The first annual review shall occur on February 2, 1997, and Michael Sontag will then be paid a monthly salary of $22,916.67 ($275,000. on an annnualized basis).

     (b) BENEFITS: Michael Sontag shall have the right, on the same basis as other members of management of the Company, to participate in and to receive benefits under any of the Company's employee benefits plans as offered from time to time, including the medical, dental, and disability group insurance plans. Michael Sontag shall also be entitled to participate in the 401(k) Plan maintained by the Company in accordance with its terms. In addition, Michael Sontag shall be entitled to the benefits afforded to other members of management under the Company's vacation, holiday and business expense reimbursement policies.

     (c) CAR ALLOWANCE: Michael Sontag will receive a monthly car allowance of $600.00, payable the first paycheck of every fiscal month, in accordance with current company practice.

     (d) STOCK OPTIONS: Subject to the Board of Directors' approval, Michael Sontag will be granted 75,000 shares of restricted stock options subject to the terms and conditions of the Employee Stock Option Program and agreement, including a 5 year vesting period. 75,000 shares of options have been reserved by the Board in anticipation of Mr. Sontag's hire and will be approved at the next Board meeting scheduled October 30, 1996. Price will be the average of high and low market transactions on the date he commences employment.

     (e) PERFORMANCE BONUS: Michael Sontag will be able to participate in the Natural Wonders 1996 Executive Bonus Program (the "Program"), payment timing in accordance with the terms and conditions of the Program for a PRO RATA GUARANTEED (1996 only) Performance Bonus of $30,000 (thirty thousand dollars). Target award for the VP, GMM for Fiscal 1996 was 50% of base. Target award for the VP, GMM for Fiscal 1997 will be between 55-60% of base. In the event that other executive bonus plans are

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adopted in the future, if management is eligible for bonus, Michael Sontag shall be eligible to participate in such programs. The creation of any subsequent Executive Bonus Programs are entirely within the discretion of the Company, and, as such, participation in the 1996 Executive Bonus Program shall not be interpreted or construed to imply a commitment or obligation on the part of the Company to continue such programs in the future.

4. RELOCATION EXPENSES: Relocation expenses will be paid according to attachment A.

5. BENEFITS UPON VOLUNTARY TERMINATION: In the event that Michael Sontag voluntarily resigns from his employment with the Company, or in the event that Michael Sontag 's employment terminates as a result of his death or disability, Michael Sontag shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3 above through the date of his termination.

6. BENEFITS UPON OTHER TERMINATION: Michael Sontag agrees that his employment may be terminated by the Company at any time, with or without cause. In the event of the termination of Michael Sontag's employment by the Company for the reasons set forth below, he shall be entitled to the following:

     (a) TERMINATION FOR CAUSE: If Michael Sontag's employment is terminated by the Company for cause as defined below, Michael Sontag shall be entitled to no compensation or benefits from the Company other than those earned under paragraph 3 through the date of his termination.

     For purpose of this Agreement, a termination "for cause" occurs if Michael Sontag is terminated for any of the following reasons involving willful and intentional conduct:

     (i) theft, dishonesty, or falsification of any employment or Company record;

     (ii) improper disclosure of the Company's confidential or proprietary information;

     (iii) any intentional act by Michael Sontag which has a material detrimental effect on the Company's reputation or business; or

     (iv) any material breach of this Agreement, which breach is not cured within thirty (30) days following written notice of such breach from the Company.

     (b) TERMINATION FOR OTHER THAN CAUSE: If Michael Sontag's employment is terminated by the Company for any other than cause, Michael Sontag shall be entitled to the following separation benefits:

     (i) In the event that Michael Sontag is terminated, continuation of Michael Sontag's salary for one (1) year.

     (ii) pro rata payment of any Performance Bonus that may become earned and payable to Michael Sontag, if and only if he has been employed through the last day of the third fiscal quarter of a year in which bonus is earned. Payment, and timing of payment will be according to the terms and conditions of the Bonus Plan.

     (iii) the company will pay Michael Sontag's COBRA for the salary continuation period described in subsection (i) above.

7. EMPLOYMENT AGREEMENT REGARDING CONFIDENTIALITY: Michael Sontag agrees to execute and abide by the terms and conditions of the Company's employee Employment Agreement Regarding Confidentiality.

8. DISPUTE RESOLUTION: In the event of any dispute or claim relating to or arising out of this employment relationship, this Agreement, or the entering into or termination of this employment relationship (including, but not limited to, any tort, contract or discrimination claims), all such disputes shall be fully

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and finally resolved by binding arbitration conducted by the American
Arbitration Association in Alameda County, California; provided, however, that this arbitration provision shall not apply to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or proprietary information.

9. SUCCESSORS AND ASSIGNS: This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In view of the personal nature of the services to be performed under this Agreement by Michael Sontag he shall not have the right to assign or transfer any of his rights, obligations or benefits under this Agreement, except as otherwise noted herein.

10. ENTIRE AGREEMENT: This Agreement constitutes the entire employment agreement between Michael Sontag and the Company regarding the terms and conditions of his employment, with the exception of (i) the Employment Agreement Regarding Confidentiality described in paragraph 7 and (ii) any stock option agreement between Michael Sontag and the Company. This Agreement supersedes all prior negotiations, representations or agreements between Michael Sontag and the Company, whether written or oral, concerning Michael Sontag's employment by the Company.

11. NO REPRESENTATIONS: Michael Sontag acknowledges that he is not relying, and has not relied, on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

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12.  VALIDITY:  If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

13. MODIFICATION: This Agreement may only be modified or amended by a supplemental written agreement signed by Michael Sontag and the Company.

14. INTERPRETATION: This Agreement shall be interpreted in accordance with and governed by the laws of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

                                        NATURAL WONDERS, INC.

Date:    9/26/96                        By /s/ Kathleen M. Chatfield
     -----------------------------        --------------------------

                                        Its
                                           -------------------------


Date:    9/26/96                          /s/ Michael Sontag
     -----------------------------      ----------------------------
                                        Michael Sontag

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                           NATURAL WONDERS, INC.
                            EMPLOYMENT AGREEMENT
                              Attachment A

Relocation assistance for Michael Sontag is as follows:

I.   RELOCATION EXPENSES

A.   Reimbursement for physical relocation of normal household goods and 2 cars.

B. Payment of ONE TIME non recurring closing costs, including credit report, appraisal, notary fees, document charges on a new home up to $5,000. These expenses must be incurred within 12 months of date of hire.

C. Reimbursement for real estate commission on existing home up to 6% of selling price not to exceed $18,000. These expenses must be incurred within 12 months of date of hire.

D. Temporary housing not to exceed 6 months, trips to New Hampshire to visit with family and to deal with shut down of New Hampshire address, and airfare for the family's move to New Hampshire.

E. In the event that Michael Sontag sells his house in New Hampshire for a price less than the price he originally paid for the house, the Company shall reimburse Michael Sontag for that difference up to an amount of $20,000; provided, that such sale is fully consummated within a period of
     (12) months from the execution of this Agreement.

The Company will gross up your salary to minimize the tax implications on reimbursement of any of the above expenses which are not deductible. The gross up will be paid at the time that applicable tax returns are filed, at the applicable tax rate, subject to your providing proper accounting documentation of such expenses as determined by the Company.

II.  VOLUNTARY TERMINATION

If you should voluntarily terminate employment with the Company before 1 year from date of employment you will be responsible to reimburse the Company for a pro - rata portion of the total Relocation Expenses as follows:

-------------------------------------------------------------------------------
LENGTH OF EMPLOYMENT WITH NATURAL WONDERS    PERCENTAGE OF TOTAL RELOCATION
                                                   EXPENSES DUE COMPANY
-------------------------------------------------------------------------------
Less than 6 months                           100%
6 months or more - Less than 1 year          50%

                                        NATURAL WONDERS, INC.

Date:   9/26/96                         By /s/ Kathleen M. Chatfield
     -----------------------------        --------------------------

                                        Its
                                           -------------------------

I agree to and accept employment with Natural Wonders, Inc. on the terms and conditions set forth in this Agreement.


Date    9/26/96                           /s/ Michael Sontag
     -----------------------------      ----------------------------
                                        Michael Sontag